UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 13, 2024
Date of Report (date of earliest event reported)
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Cognex Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts (State or other jurisdiction of incorporation or organization)	001-34218 (Commission File Number)	04-2713778 (I.R.S. Employer Identification Number)
One Vision Drive Natick, Massachusetts 01760-2059
(Address of principal executive offices and zip code)
(508) 650-3000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.002 per share	CGNX	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 13, 2024, the Board of Directors of Cognex Corporation (the "Company") designated Laura MacDonald, Vice President of Finance, as the Company's principal financial officer and principal accounting officer on an interim basis, effective March 15, 2024. Ms. MacDonald will be assuming such roles from Paul Todgham, Senior Vice President of Finance and Chief Financial Officer of the Company. On January 3, 2024, the Company announced Mr. Todgham's resignation, effective March 15, 2024, and the Company's search for a new Chief Financial Officer. In connection with assuming these interim roles, Ms. MacDonald will receive an equity award under the Company's 2023 Stock Option and Incentive Plan of restricted stock units ("RSUs") having an economic value of approximately $50,000 on the date of grant. These RSUs will vest over three years, assuming Ms. MacDonald remains employed by the Company through such vesting dates, as follows: 20% on the first anniversary of the grant date; 30% on the second anniversary of the grant date; and 50% on the third anniversary of the grant date. Ms. MacDonald, age 55, has served as the Company's Vice President of Finance since December 2007, and prior to that time, worked in a series of roles with increasing responsibility in the Finance Department after joining the Company in 1994. Beginning in May 2019, Ms. MacDonald served as the Company's "principal financial officer" and "principal accounting officer" prior to Mr. Todgham joining the Company in March 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNEX CORPORATION

Dated: March 15, 2024	By:	/s/ Robert J. Willett
	Name:	Robert J. Willett
	Title:	President and Chief Executive Officer